Exhibit 99.1
The expenses to be incurred by CMS Energy relating to the offering of $300,000,000 principal amount of its 6.25% Senior Notes due 2020, under CMS Energy’s Registration Statement on Form S-3 (Registration No. 333-153353) and a related prospectus supplement filed with the Securities and Exchange Commission and dated January 11, 2010 are estimated to be as follows:
Estimated Fees

SEC Registration Fee	$21,390.00
Services of Independent Registered Public Accounting Firms	100,000.00
Trustee Fees and Expenses	4,000.00
Legal Fees and Expenses	50,000.00
Rating Agency Fees	302,500.00
Printing and Delivery Expenses	28,000.00
Miscellaneous Expenses	20,000.00
Total	$525,890.00